FIRST AMENDMENT TO OPERATING AGREEMENT OF NORTHCUT REFINING, LLC

This FIRST AMENDMENT ("Amendment") to the OPERATING AGREEMENT of NORTHCUT REFINING, LLC, a Wyoming limited liability company (the "Company") is made effective this 14th day of October, 2008 (the "Effective Date") by and among Interline Resources Corporation, a Utah corporation, in its capacity as Manager and a Member ("Interline"), PCG Midstream, LLC, a Utah limited liability company in its capacity as Co-Interim Manager and a Member ("PCG"), and Northcut Holdings, LLC, a Utah limited liability company in its capacity as Co-Interim Manager and a Member ("Northcut Holdings").

RECITALS

A.

The parties entered into an Operating Agreement for the Company dated September 13, 2007 (the "Original Agreement").

B.

The Company requires additional funding and has arranged to borrow $3.5 MM from parties that have a relationship with PCG. In connection with the additional funding, the parties have agreed to certain changes to the Company's structure. To reflect this, the parties wish to amend the Operating Agreement to (i) amend defined terms to encompass additional loans and advances to the Company; (ii) change the respective Membership Interest and Percentage Interest of the Members; (iii) provide for amended allocations of Profits and Losses and distributions of the Available Cash to the Members and to repay the Company's indebtedness; and (iv) to make other changes on which the Managers and Members agree.

NOW THEREFORE in consideration of the foregoing premises, the Original Agreement is hereby amended and certain other agreements are made as follows:

1.

 Amendment to Defined Terms. Except as specifically amended by this Amendment, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Original Agreement. The definition of Loan Obligation set forth in Article 1.2(m) in the Operating Agreement is hereby amended to read as follows:

(s) Loan Obligation. "Loan Obligation" means the collective reference to all indebtedness and other liabilities and obligations of every kind and description owed by the Company to any lender under any of (i) the Construction Loan Agreement dated September 13, 2007; (ii) the First Amendment to Construction Loan Agreement dated April 29, 2008, and (iii) the Second Amendment to Construction Loan Agreement dated October 14, 2008, including any promissory notes, security documents, and other loan documents or instruments executed and delivered pursuant thereto or in connection therewith, however evidenced, created, or incurred, fixed or contingent, now or hereafter existing, due or to become due, and including any subsequent extensions of credit, additional advances, or additional charges in relation to any ofthe foregoing.

2.

Amendment of Extraordinary Matters. Article 3.4(m) of the Operating Agreement, is hereby amended in its entirety to provide as follows:

(m) Voluntary dissolve the Company or take any action, directly through any of the Managers or indirectly through any of the Managers or any Member, to institute or seek to have instituted any Bankruptcy proceeding.

3.

Amendment to Article 4.4. The first paragraph of Article 4.4 of the Operating Agreement is hereby amended to read as follows:

4.4

 Loan Obligation Payment/ Distributions. "Pre-Debt Service Cash" means the gross cash proceeds of the Company realized from and after the Operating Date less the portion thereof used to pay or establish reserves for all Company expenses, debt payments (including any payments on the Loan Obligation not provided for in this Article 4.4, but excluding any payments on the Loan Obligation made under the provisions of this Article 4.4), capital improvements, replacements, and contingencies, all as determined by the Managers, but not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but increased by any reduction of reserves previously established by the Managers. Commencing with the first full calendar month following the Operating Date (the "Commencement Month") and for each calendar month thereafter through the end of the Payoff Month (the "Loan Period"), the Managers shall apply within 30 days following the end of each such calendar month to repayment of all amounts owing under the Loan Obligation an amount equal to the difference between eighty percent (80%) of the cumulative Pre-Debt Service Cash for the period beginning with the Commencement Month through the end of the current calendar month in the Loan Period in respect of which the payment is being made, and the amount of Pre Debt Service Cash previously paid on the Loan Obligation under this Article 4.4. For example, if Pre-Debt Service Cash for the Commencement Month is $200,000, within 30 days the Company would pay on the Loan Obligation a total of $160,000, and if cumulative Pre-Debt Service Cash for the Commencement Month and the following month totals $360,000, the Company would pay on the Loan Obligation within 30 days after the end of the second month a total of $128,000 ($288,000-$160,000). The Managers and Members acknowledge that this paragraph is their agreement regarding the application of the Company's cash to repayment of the Loan Obligation and is not intended to modify, amend, limit or otherwise affect the timing or amount of any payment obligations arising under the written agreements, instruments, and other documents establishing the Loan Obligation, or any of the rights of the holders of the Loan Obligation to declare defaults and enforce any remedies contemplated thereby.

"Available Cash" means, until the end of the Loan Period, the difference between Pre-Debt Service Cash and the amount paid on the Loan Obligation under the preceding paragraph of this Article 4.4, and after the Loan Period "Available Cash" means the gross cash proceeds of the Company realized from its operations less the portion thereof used to payor establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Managers, but not reduced by depreciation, amortization, cost recovery deductions or similar allowances, but increased by any reduction of reserves previously established by the Managers.

3.

Amendment to Article 4.4(a). Article 4.4(a) of the Operating Agreement is hereby amended to read as follows:

(a)

During the Loan Period, the Managers shall distribute Available Cash 75% to Interline, 13.65% to Northcut Holdings, and 11.35% to PCG, within 30 days following the end of each calendar month in an amount equal to the difference between the cumulative Available Cash for the period beginning with the Commencement Month through the end of the current calendar month in the Loan Period in respect of which the distribution is being made, and the total amount of Available Cash previously distributed to Interline, Northcut Holdings and PCG. For example, if Available Cash for the Commencement Month is $100,000, within 30 days the Company would distribute to Interline $75,000, to Northcut Holdings $13,650, and to PCG $11,350, and if cumulative Available Cash for the Commencement Month and the following month is $180,000, the Company would distribute to Interline within 30 days after the end of the second month $60,000 ($135,000-$75,000), to Northcut Holdings $10,920 ($24,570-$13,650), and to PCG $9,080 ($20,430-$11,350). No other Distributions shall be made during the Loan Period without the unanimous approval of the Managers.

4.

Amendment to Membership Interest and Percentage Interest of the Members. Exhibit A is amended to provide that, effective as of the date of this Amendment, (a) Interline Resources Corporation has a 68% Membership Interest and 68% Percentage Interest;

(b) PCG has a 15% Membership Interest and 15% Percentage Interest; and (c) Northcut Holdings has a 17% Membership Interest and 17% Percentage Interest.

5.

No Other Changes. Except as otherwise explicitly set forth herein the Original Agreement shall remain in full force and effect without other modification or amendment.

(SIGNATURE PAGE TO FOLLOW)

SIGNED by the Members to be effective as of the Effective Date.

Interline Resources Corporation

160 West Canyon Crest Road

Alpine, Utah 84004

By: /s/ Michael Williams__________

Title: Michael Williams

PCG Midstream, LLC

486 West 50 North

American Fork, Utah 84003

By: /s/ Michael R. Burke__________

Title: Michael R. Burke

Northcut Holdings,LLC

486 West 50 North

American Fork, Utah 84003

By: /s/ Michael R. Burke__________

Title: Michael R. Burke

AGREED and accepted as of the Effective Date by the Manager and Co-Interim

Managers.

Interline Resources Corporation

160 West Canyon Crest Road

Alpine, Utah 84404

By: /s/ Michael Williams

Title: Michael Williams

PCG Midstream, LLC

486 West 50 North

American Fork, Utah 84003

By: /s/ Michael R. Burke

Title: Michael R. Burke

Northcut Holdings, LLC

486 West 50 North

American Fork, Utah 84003

By: /s/ Michael R. Burke

Title: Michael R. Burke